Exhibit 99.1

Media contact:	Charles Keller 612-678-7786 charles.r.keller@ampf.com
Stockholder contact:	Chris Moran 617-218-3864 christopher.m.moran@ampf.com

SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.

ANNOUNCES RECORD AND MEETING DATE FOR

FIRST ANNUAL MEETING OF STOCKHOLDERS

NEW YORK, NY, March 6, 2009 – Seligman LaSalle International Real Estate Fund, Inc. (the “Fund”) (NYSE: SLS) today announced that it will hold its First Annual Meeting of Stockholders on June 9, 2009 (the “Meeting”) at the offices of Venable LLP, 750 East Pratt Street, Baltimore, Maryland 21202. The close of business on April 6, 2009 has been fixed by the Corporation’s Board of Directors as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof.

At the Meeting, Stockholders will be asked to elect four directors, each to hold office until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualify, to consider the ratification of the selection of the Corporation’s independent registered public accounting firm, and to consider such other matters as may properly come before the Meeting or any postponement or adjournment thereof. This and other information relating to the Meeting will be described in a notice of meeting and proxy statement that the Corporation intends to file with the Securities and Exchange Commission.